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                                                                   EXHIBIT 99.1


[LOGO ILLINOIS SUPERCONDUTOR CORPORATION]


FOR IMMEDIATE RELEASE                       CONTACT: MAUREEN MURNANE
                                            PHONE:   847-391-9426
                                            INTERNET:    www.ir@ilsc.com

               ILLINOIS SUPERCONDUCTOR ACQUIRES SPECTRAL SOLUTIONS

         Mt. Prospect, IL (August 9, 2000) - Illinois Superconductor Corporation (OTC Bulletin Board: ISCO), a leading supplier of superconducting radio-frequency (RF) products for the wireless industry, announced today that it has consummated its acquisition of Spectral Solutions, Inc. (SSI), pursuant to a merger agreement executed and announced last May. Dr. Richard Herring, Chief Executive Officer of Spectral Solutions before the merger, has been added to ISC's Board of Directors.

         Dr. George Calhoun, Chief Executive Officer of ISC, said: "In the three months between the signing of the SSI merger agreement and yesterday's closing, SSI and ISC personnel have been working closely together to transition to a combined company. This experience has reinforced in our minds the rationale for this transaction. In one transaction, we have:

         . Acquired the industry's first fully commercialized HTS filter for tower-mounted applications, and a strong patent position against competing tower-mounted filters that may emerge.

         . Acquired expertise in thin-film HTS wireless products, to complement our pre-existing, patent-protected expertise in thick-film technology.

         . Added considerably to the depth of our technical, sales and managerial teams.

Now, ISC is the only superconducting company in the world possessing both thick-film and thin-film technology; is the first, and perhaps the only, superconducting company to offer tower-mounted filters; has nearly fifty patents and patent applications; and has an organization of 51 people."


Illinois Superconductor Corporation is a leader in the commercialization of high temperature superconducting technology for the wireless telecommunications industry. The Company develops, manufactures and markets radio frequency (RF) products to enhance the quality and capacity of cellular telephone, personal communications services and other wireless telecommunications services. More information about Illinois Superconductor Corporation is available on the Company's internet web site at http://www.ilsc.com.



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Statements contained in this news release that are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause the Company's actual results, performance or achievements for 2000 and beyond to differ materially from those expressed in, or implied by, such statements. These important factors include, without limitation, the ability to integrate SSI's and ISC's businesses; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; the degree to which the Company is leveraged and restrictions imposed on the Company under its existing debt instruments which may adversely affect the Company's ability to finance its future operations; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; the adverse effects on liquidity of the Company's common stock because of its de-listing from the NASDAQ National Market in June 1999; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.